Code

OF

Business Conduct

JMG EXPLORATION, INC.

January 1, 2005

About This Code

JMG Exploration, Inc. intends to establish an excellent record for sound business practices and ethical conduct.  The company expects you to meet the highest ethical standards and to expect the same from your co-workers.

Because we want you to have all the information you require in order to comply with its policies, the company has developed this Code of Business Conduct (“Code”).  It is a condition of your employment with the company that you comply with this Code.  The consequences of failing to comply with this Code could be severe for you and the company.

Our company’s continued success depends on your personal commitment to our mission and core values.  We trust you will strive to meet these standards.

Table of Contents

Introduction

1

Employment with the company

2

Non-Discrimination

2

Employment of Relatives and Close Relationships

2

Relatives

2

Close Relationships

2

Notification of Changes

3

Employment Decisions

3

Temporary Assignments

3

Absence of Preferential Treatment

3

Employee Relations Practices

4

Discrimination and Harassment

4

Harassment

4

Sexual Harassment

4

Reporting Discrimination or Harassment

4

Drug and Alcohol Policy

5

Company Functions

6

Prescription Drugs

6

Drug Testing

6

Safety-sensitive Positions

6

Employee Assistance

6

Smoke-Free Workplace

6

Weapons Policy

6

Employee Privacy Policy

7

Standards of Conduct

8

Introduction

8

What the Company Expects from You

8

Compliance

8

Reporting Violations

8

Confidentiality

8

Disciplinary Action

8

Company Property

9

Confidentiality

9

Communication and Information Systems

9

System Monitoring

9

Internet and E-Mail Content

10

Personal Use of the Systems

10

Security Guidelines

10

Software Guidelines

10

Company Policies

11

Discipline

11

Outside Employment

11

Political Contributions and Activities

11

Media Inquiries

11

Environment, Health and Safety

11

Authority to Make Expenditures, Contracts, and Other Commitments

12

Business Conduct

13

International Boycott

13

Antitrust

13

Bribes

13

Foreign Corrupt Practices Act (U.S.) and Corruption of Foreign Public

 Officials Act (Canada)

13

Gifts and Entertainment

13

Conflicts of Interest

14

Insider Trading

15

Information and Inventions

15

Business Records

16

Trade Secrets

16

Acknowledgment

17

Confidentiality of Information

17

Antiharassment and Nondiscrimination

17

Disclosure Statement

18

i

Introduction

This Code explains in general terms the legal and ethical guidelines that the company expects you to follow.

Here are some important points about this Code:

•

‘Throughout this Code, the word “company” refers to JMG Exploration, Inc.

•

The policies in this Code are guidelines.  The company cannot anticipate every situation that may arise.  If you encounter a situation that is not described here, ask your supervisor or the General Counsel.

•

This Code is primarily a statement of policies, not procedures.  You may have more detailed materials for your area of responsibility.

•

The company reserves the right to add, modify, or delete portions of this Code at any time without advance notice as business, economic, employment, or legislative changes dictate.  Any changes to the Code will become effective immediately, unless stated otherwise.  You will be provided with any updates or revisions to the Code.

•

You are expected to follow the policies in this Code unless the company’s Board of Directors approves a change or exception.  Except as specifically described in this Code, no one else has the authority to waive or modify this Code.  Contact the company’s General Counsel to request an application to the Board of Directors for a change or exception.

•

Because the company is active in both Canada and the United States, management knows you need to be aware of the company’s expectations and where to turn when the right choice is not clear.  It is the company’s intent to comply with all applicable laws.  If there is a conflict between applicable law and a provision in this Code, the applicable law of Canada  or the United States (or any other foreign country in which the company may in the future be operating) will govern.  In rare instances, conflicts between laws create confusion.  If you have questions about conflicts between laws, please contact the company’s General Counsel.

•

Any violation of this Code will be grounds for disciplinary action, up to and including termination.

•

Making accusations of misconduct you know are false will be grounds for disciplinary action.  In addition, you may be subject to further disciplinary action by individuals unrelated to the company.

•

If a provision in this Code is found to be unenforceable or invalid, that will not invalidate the entire Code—only that particular provision.

•

This Code replaces all previous company policies that are addressed here, whether written or oral.

Please sign the acknowledgment form at the back of this Code and return it to the General Counsel, or acknowledge receipt electronically if you received a copy of this booklet electronically, to mjohnston@jedoil.com.

Employment with the company

Contents

Non-Discrimination

2

Employment of Relatives and

 Close Relationships

2

Non-Discrimination

The Company maintains a policy of non-discrimination for all applicants and employees.  The company does not unlawfully discriminate on the basis of race, religious beliefs, colour, gender, physical disability, mental disability, marital status, age, ancestry, place of origin, family status, source of income, sexual orientation, or any other category protected by applicable provincial or federal human rights legislation.  Employment decisions are based solely on an individual’s qualifications, merit and performance, subject to the company’s legitimate business requirements.

Employment of

Relatives and Close Relationships

The company generally does not prohibit the employment of relatives or close relationships.  However, employing relatives or people with whom you have a close relationship may create an actual or perceived conflict of interest or potentially pose difficulties in the workplace.

Relatives

To avoid any real or perceived preferential treatment of relatives, you will not be hired or assigned to a position in which you would directly or indirectly supervise or be supervised by an immediate family member.

Also, the company does not allow you to work in a position or be hired into a position where a member of your immediate family may influence decisions about your work assignments, responsibilities, promotion, compensation, or other terms and conditions of employment.

The company may reassign an employee if--at the company’s sole discretion--the employment of relatives in a department creates conflicts, disrupts the workplace, or interferes with efficient business operations.

Your immediate family includes your spouse, parents, children, siblings, aunts, uncles, nieces, nephews, fathers-in-law, mothers-in-law, sons-in-law, daughters-in-law, step-children, brothers-in-law, sisters-in-law, grandparents, grandchildren, great grand parents, great grand children, grandparents-in-law, and grand children-in-law, foster children, foster parents, and any other member of your household.

Close Relationships

Although the company does not wish to intrude in your personal life, certain personal relationships may also create real or perceived conflicts of interest.  Therefore, the company has established the following guidelines governing workplace relationships:

•

Managers may not hire, promote, or directly or indirectly supervise any employee with whom they have a personal relationship.

•

You may not engage in any personal relationship with a subordinate or superior.

•

You may not engage in a personal relationship with another employee where that relationship - in the sole opinion of the company - creates personnel disputes, disrupts the workplace, impairs your credibility or the ability to do your job, or calls into question your integrity or the integrity of the company.

For purposes of this policy, a “personal relationship” generally refers to dating relationships, sexual relationships, domestic partners, or cohabitation, but it also applies to any of your business associates outside the company.

If you have any close relationship that might create a conflict of interest, you are required to disclose it on your Disclosure Statement.

Employment with the company

Notification of Changes

Current employees who become immediate family members or develop a close relationship must notify their supervisor(s) of the change as soon as possible.  The company reserves the right at all times to take whatever personnel actions are appropriate for the continued effective operation of the business and the best interests of the company.

Employment Decisions

The company may consider a family or personal relationship as a factor when making decisions regarding hiring, assignment, reassignment, compensation, and promotion.

Temporary Assignments

This policy does not apply if you are on a temporary assignment or reassigned to fill a critical need on a temporary basis.

Absence of Preferential Treatment

Although relatives of employees are allowed to apply for vacant positions, subject to the restrictions of this policy, they will not receive preferred treatment.  In all cases, the most qualified applicant will be selected for each job.

Employee Relations Practices

Contents

Discrimination and

Harassment

4

Drug and Alcohol Policy

5

Smoke-Free Workplace

6

Weapons Policy

6

Employee Privacy Policy

7

Discrimination and Harassment

The company is committed to providing a workplace free of sexual harassment, as well as harassment based on such factors as race, religious beliefs, colour, gender, physical disability, mental disability, marital status, age, ancestry, place of origin, family status, source of income, sexual orientation, or any other category protected by applicable provincial or federal human rights legislation.  The company will not tolerate harassment of its employees by managers, supervisors, co-workers or business associates.  The company has the authority to determine - at its sole discretion - whether actions by its employees are discrimination or harassment.

Although you may not intend for your behavior to be offensive, some social exchanges may be perceived as offensive and could be used as a basis for a harassment claim.  Even if this behavior may not necessarily violate the law or this policy, you should be aware that certain behavior might not be interpreted the way you intend it and should be avoided.

One of the more common sexual harassment complaints relates to “flirting” in the workplace.  This includes winking, neck or back massages, simple hugs, hand or arms placed on another person’s shoulders, suggestive language, and sexual innuendoes.  The best course of action is to refrain from any physical contact with a co-worker because your behavior may not necessarily be interpreted the way you mean it.

Harassment

Workplace harassment can take many forms including, but not limited to, words, signs, offensive jokes, cartoons, pictures, posters, e-mail jokes or statements, pranks, intimidation, physical assaults or contact, and violence.  It may also take the form of other verbal activity including derogatory statements made within the workplace.

Sexual Harassment

Sexual harassment may include unwelcome sexual advances, requests for sexual favors, or other verbal or physical contact of a sexual nature when:

•

Submission to such conduct is made either explicitly or implicitly a term or condition for employment or compensation.

•

Such conduct has the purpose or effect of unreasonably interfering with work performance or creating an intimidating, hostile, or offensive work environment or otherwise adversely affecting another person’s employment opportunities.

Some - but not all - of the conduct that may be perceived as sexually offensive includes:

•

Repeated offensive or unwelcome sexual flirtations, advances or propositions

•

Continual or repeated verbal abuse of a sexual nature or graphic verbal comments about a person’s body

•

Sexually degrading words used to describe a person

•

Display of sexually suggestive objects or pictures.

Reporting Discrimination or Harassment

You should report complaints of discrimination or harassment immediately to the President or General Counsel.  If you do not feel comfortable discussing the problem with one of these people, or if you believe your complaint was not appropriately resolved, you may contact any director of the company.

Employee Relations Practices

Your complaint will be handled as confidentially as possible.  However, certain individuals may need to be informed of a complaint to help resolve it.  Information about the complaint will be disclosed only when necessary.

When an employee reports an alleged incident of harassment or discrimination, the company will conduct a thorough, prompt investigation and, if necessary, take disciplinary action up to and including termination of employment.  All employees must cooperate fully with and assist the company in any investigation.

You will not be retaliated against for filing a complaint or participating in an investigation.  However, maliciously or intentionally filing a false report or inaccurate information is also grounds for disciplinary action, up to and including termination.

This policy covers all employees, including directors, officers, supervisors, and members of management.

To keep our workplace free of sexual harassment:

•

If you are exposed to conduct that you find offensive, promptly and clearly tell the offending person that the language or behavior is unwelcome.  If you do not state your objections immediately, you risk allowing others to believe that you do not find the conduct offensive.  If you believe the response you receive is not appropriate, report the problem to the President or General Counsel.

•

If someone tells you that your behavior is offensive, you must take the complaint seriously and stop the behavior immediately.

•

If you have a problem or observe a problem or potential problem involving discrimination or harassment, immediately notify the President or General Counsel.

•

If you do not feel comfortable discussing the problem with the offending person, notify the President or General Counsel.

Drug and Alcohol

Policy

The company is committed to maintaining a workplace free from the influence of drugs and alcohol.  The company wants to provide efficient, safe working conditions for its employees.

Drugs and alcohol can compromise health, safety, efficiency, and success at the company.  For this reason, the company prohibits the manufacture, distribution, dispensation, possession, use, or purchase of any illegal drugs, inhalants, or alcohol in company offices, work locations, parking areas, desks, lockers, and any vessel, vehicle, or aircraft engaged in company operations.  This includes any time during working hours or when you are performing services for the company.

Also, for those employees who are employed in safety-sensitive positions, the policy also prohibits:

•

Reporting for work with trace amounts of an illegal drug in your system or being under the influence of alcohol or an illegal drug

•

Refusing to sign a consent form for medical testing when there are reasonable and probable grounds to suspect drug or alcohol use while on duty

•

Refusing to submit to a medical test or a personal search for alcohol or other drugs when  there are reasonable and prob-able grounds to suspect drug or alcohol use while on duty

•

Testing positive for the presence of illegal drugs

•

Tampering with a blood or urine specimen or otherwise interfering with the medical testing process

To the extent that this policy applies to you in your current employment position, you must comply with this policy as a condition of employment with the company.  You must sign an acknowledgment of receipt of this policy.  If you violate this policy, you may be subject to disciplinary action, up to and including termination of employment and possible referral for prosecution.  If you are aware of a violation of this policy by another employee, you must report it to your supervisor.

If you have any questions about this policy, ask your supervisor.

Employee Relations Practices

Company Functions

Moderate social drinking is allowed in connection with business entertainment and company social functions.  However, you are not expected or required to consume alcohol, even moderately, during these activities.  You must avoid excessive use of alcohol in all cases.  If you believe that alcohol has impaired your judgment or alertness, you must not operate a motor vehicle.  The company will reimburse you for the cost of a ride home or overnight lodging if a ride is not  available.

Prescription Drugs

Taking prescription drugs as medically directed is not a violation of this policy.   However, you must tell your supervisor if the use may impair your ability to perform an assigned job duty safely and efficiently.

Drug Testing

For more detailed information regarding the company’s drug-testing procedures, please see the Employee Drug/Alcohol Policy.

Safety-sensitive Positions

Certain positions are considered safety-sensitive.  Employees in these types of positions may be subject to drug and alcohol testing if the company has reasonable and probable grounds to believe an employee is under the influence of drugs or alcohol while at work.  If you hold a safety-sensitive position, you must comply with these tests and sign an acknowledgment that your position has been designated safety sensitive.  If you do not comply with this policy, you may be subject to disciplinary action, up to and including termination of employment.

Assistance

If you believe you have a drug or alcohol problem, you are encouraged to seek assistance.

Smoke-free Workplace

Smoking is prohibited in all office space, vehicles and enclosed work areas owned, leased, used or controlled by the company.  If you smoke, do not smoke in any of these areas.  You may smoke only in designated smoking areas, if available, within the building or outside of the building.  Smoking breaks should be reasonable both in number and duration.

The company does not require that employees stop smoking.  Applicants and employees who smoke will not be discriminated against on that basis.

Weapons Policy

For your own safety and that of your co-workers, you may not possess firearms, ammunition, explosives, or other weapons on company premises. except as authorized by President.  An example of an authorized exception would be explosives used in seismic operations.

You must comply with this policy as a condition of employment with the company.  The company asks you to voluntarily comply with this policy for the safety of you and your coworkers.  The company reserves the right to conduct weapons searches of company premises and employees - including your personal effects and vehicles -without advance notice if it has reasonable and probable grounds to do so.  Company premises include company land, offices, work locations, parking areas, desks, lockers, furniture, and any vessel, vehicle, or aircraft engaged in company operations.

If you violate this policy or refuse to allow a search as described in this policy, you will be subject to disciplinary action up to and including termination of employment.

If you have questions or concerns about personal safety in or around the company’s premises, contact the President.  If you believe that contacting the President would not be appropriate or if you are not satisfied with the result, you should contact any director of the company.

Employee Relations Practices

Employee Privacy Policy

The company is committed to maintaining the accuracy, confidentiality and security of personal information it learns about its employees.  The company is committed to ensuring that it collects only personal information about employees that it needs to maintain an effective employment relationship.  For purposes of the company’s employee privacy policy, “personal information” means any information, recorded in any form, about an identified individual, or an individual whose identity may be inferred or determined.

The company will provide its employees with the information it has about them should an employee make a written request unless the provision of the information would lead to disclosure of another individual’s personal information, where laws or regulations prevent disclosure, or where it would simply be too costly to provide the information.

Any employee who has questions about the company’s employee privacy policy should contact the General Counsel.

Standards of Conduct

Contents

Introduction

8

What the Company

Expects from You

8

Compliance

8

Company Property

9

Confidentiality

9

Communication and

Information Systems

9

Outside Employment

11

Political Contributions

and Activities

11

Media Inquiries

11

Environment, Health,

and Safety

11

Authority to Make Expenditures,

Contracts, and Other

Commitments

12

Introduction

The company’s commitment to the highest ethical standards is a valuable asset that should be preserved and protected by all employees.  You are expected to observe the highest standard of business and personal ethics while performing your duties for the company.  Some policies in this Code may not be required by any specific law or ethical principle, but have been adopted because they are sound business practices.

What the Company Expects from You

Although it is not possible to list every type of ethical conduct for you to follow or behavior for you to avoid, you must use your best judgment to decide whether your actions might violate the company’s ethical standards.  To follow some of the basic principles you should:

•

Practice honesty and integrity in all dealings with other company employees, the public, the business community, customers, suppliers, and governmental and regulatory authorities

•

Avoid conduct that may affect the company’s business operations - even if the conduct does not involve your job duties - in a situation where the credibility, effectiveness, reputation, or overall integrity of you or the company may be damaged or called into question

•

Avoid any activity that would involve the company in a practice that is not in compliance with the Code or is or appears to be improper.

Failure to comply with these standards may subject you to disciplinary action, up to and including termination.

Compliance

You are expected to comply with the Code of Business Conduct and promptly report any violations or suspected violations.  The overall responsibility for complying with this Code is assigned to the President of the company.

Reporting Violations

To report a violation of the Code, you may make a report in writing, in person, or by phone to your supervisor or the General Counsel, or follow the procedures under the Company’s Whistleblower Policy.

If you have a question about personnel policies, contact your supervisor or the General Counsel.

Confidentiality

If you make a report and request that it be treated as confidential, the company will abide by your request to the extent that it is reasonably practical and permitted by law.  However, it may not be possible to maintain strict confidentiality in every case.

Standards of Conduct

Disciplinary Action

The company may take disciplinary action against any employee who:

•

Violates this Code

•

Fails to promptly report violations or deliberately withholds information concerning violations

•

Manages or supervises a violating employee if circumstances indicate poor supervision or a lack of diligence

•

Takes action against an employee because that employee reported a Code violation.

Disciplinary action may include but is not limited to:

•

Counseling

•

Oral or written reprimand

•

Warning

•

Probation or suspension with or without pay

•

Demotion

•

Reduction in salary

•

Termination of employment

•

Any other action deemed appropriate by management.

Company Property

You may use or permit the use of company property only to perform your job duties.  You may not use or borrow company property for personal use without prior approval from management. You must not loan company property to anyone else without prior approval of management.

Confidentiality

Being engaged in competitive businesses, the company maintains a policy of confidentiality regarding its activities, plans, assets and other information.

As a general rule, do not disclose any idea or information that, if revealed to a competitor, might be used in any manner contrary to the best interests of the company.  Only the President or General Counsel of the company have any authority to waive an attorney-client or other legal privilege of the company.

Communication and Information Systems

The company is the sole owner of all equipment composing its communications and information systems and all data on such systems.  Because all components of these systems are company property they should be used only for company-related business, except as otherwise provided below.

System Monitoring

The content of all communications or information sent over, using, received through or stored on the company’s telephones, computers, e-mails, voice mails, Internet or intranet connections, pagers or other systems are company records and property.  The company reserves the right to monitor, intercept, review, block, filter, and disclose to others any communication, transaction or data sent, received or stored on these systems at any time, periodically, randomly, or otherwise for any maintenance, security, investigative or other purpose determined by the company in its sole discretion.  Accordingly, you should not have any expectation of privacy in connection with your use of these systems.

Standards of Conduct

Internet and E-Mail Content

The company has dedicated extensive resources to the Internet and e-mail.  You may not use these resources in a way that might disrupt the company’s operations.  You may not use these systems to send, receive, display, or store any of the following:

•

Illegal or unethical images or messages

•

Sexually-explicit images or messages

•

 Messages, files or programs containing offensive, harassing, or disparaging statements including sexually explicit images, messages, or cartoons, ethnic or racial slurs or epithets, or any other material based on race, religious beliefs, colour, gender, physical disability, mental disability, marital status, age, ancestry, place of origin, family status, source of income, sexual orientation, or participation in any protected activity as defined by federal or provincial human right legislation.

If you receive any unsolicited, improper electronic messages or mail, you must delete them immediately and may not distribute them.

Personal Use of the Systems

The company generally expects you to use the systems only for business-related matters.  However, from time to time you may use the phones, Internet or e-mail for lawful personal reasons.

•

Phones: Occasionally, you may need to make or receive personal phone calls during business hours.  Because lengthy or frequent personal phone calls can adversely affect job performance and disturb co-workers, you should keep such calls to an absolute minimum.

•

Internet and E-Mail: You may access the Internet for personal use and may send and receive personal e-mail during business hours if it does not disrupt company operations or keep you or your co-workers from getting your work done.

You should charge to your personal credit card any charges for personal or unauthorized use of its systems, including all long-distance telephone charges or toll charges.  Your excessive personal use of the phone system, Internet, or e-mail is prohibited, and is subject to disciplinary action, up to and including termination.

Security Guidelines

To maintain system security, you may not disclose or share your systems passwords to anyone unless a supervisor asks you to do so.  If you expect to be absent from work, you must provide your supervisor with your computer system and voice mail passwords.  The following activities are prohibited:

•

Accessing or attempting to access another employee’s e-mail, voice mailbox, or computer files, unless expressly authorized to do so by the other employee or an authorized company representative.

•

Breaching system security by using or attempting to use an unauthorized password

•

Making any effort to bypass the company’s security practices.

If you believe your password or security code has been compromised, you should contact the Information Systems manager and change your password immediately.

Software Guidelines

Because the company must comply with all system and personal computer software licensing agreements, you may not remove, disable, or bypass company-installed software, and must adhere to all company requirements for the use of software on the system.  This includes but is not limited to tracking, anti-virus, or monitoring software.  Also, you may not download or install software onto the system without approval of the information Systems manager.

Standards of Conduct

Company Policies

Included in this Code of Business Conduct is the company’s Electronic Communications Policy.  You are responsible for adhering to it.

Discipline

If you violate this policy, you may be subject to appropriate disciplinary action, up to and including termination.  In addition, if you violate a local, state, or federal law, the company may, in its sole discretion, contact the appropriate law enforcement authorities.

Outside Employment

Neither you nor members of your family should engage in any other business, employment or other activity that - in the company’s sole discretion - could interfere with your company duties.  If you are considering any outside activity that might violate this policy, you should discuss the activity with the President or General Counsel before accepting it.  If you have any outside employment that might create a conflict of interest, you are required to disclose it on your Disclosure Statement.

Political Contributions and Activities

The use of corporate funds, property or services for political purposes is subject to a wide variety of legal prohibitions and complex regulations, and also requires advance written approval from the company.  The President has exclusive authority and responsibility for activities in this area.  You may, of course, engage in political activities of your choice with your own time, efforts, and money, but the company will not reimburse or subsidize you for these activities.

Media Inquiries

You should refer all media inquiries about the company or its owners to Reg Greenslade.  You should not divulge any information to the media.  This also applies to routine inquiries for information for directories, listings or surveys, such as statistics regarding wells drilled, oil produced, financial strength, or number of employees.

Environment, Health, and Safety

The company is committed to the protection of the environment and to the health and safety of its employees, customers, local communities and others who may be affected by its varied operations.  To the fullest possible extent, the company will:

•

Conduct operations in a manner that protects the health and safety of its employees and the public, avoids an adverse impact on the environment, and mitigates the unavoidable impact of its operations on the environment that sometimes occur.

•

Train and advise line managers in environmental, health and safety requirements and hold them accountable for compliance with this policy as it relates to their areas of responsibility

•

Provide you with adequate training and education in safety and environmental matters and hold you accountable for compliance with this policy in performing your assigned tasks

•

Comply with all applicable environmental, health and safety laws and regulations

•

Provide technical and legal support to line managers responsible for compliance with this policy

•

Encourage timely communication between you and your supervisor regarding environmental, health and safety issues

•

Encourage you to communicate your concerns to management about any unresolved environmental, health or safety issues you might identify in the company’s operations.

•

Conduct safety and environmental reviews of company operations to evaluate compliance with this policy.

Standards of Conduct

Authority to Make Expenditures, Contracts, and

Other Commitments

Only officers and employees authorized by the President or Chief Financial Officer of the company may make and authorize commitments and payments for the company.  No other officer or employee has the authority to make or authorize any financial, contractual, or other commitments or payments on behalf of the company.

Business Conduct

Contents

International Boycott

13
Antitrust

13
Bribes

13

Foreign Corrupt Practices

Act (U.S.) and Corruption of

Foreign Public Officials Act

13

Gifts and Entertainment

13
Conflicts of Interest

14
Insider Trading

15
Information

and Inventions

15

Business Records

16
Trade Secrets

16

International Boycott

If the company expands to projects outside North America and you work on international projects, you must comply with all Canadian and U.S. laws regarding foreign boycotts.  These laws are complex and require detailed reports. If you are involved in international matters for the company, you should seek advice on compliance from the General Counsel.

Antitrust

The main purpose of antitrust laws is to prohibit efforts to avoid or limit competition.  Examples of violations include agreements between competitors to fix or control prices, to boycott suppliers or customers, or to divide up markets.  Some antitrust laws are vague and complex.  To avoid violations, the General Counsel must review any proposed agreement with a competitor or a potential competitor, other than industry standard joint operating agreements, farm-ins and farm-outs.

Bribes

Bribes, kickbacks and other unlawful payments are prohibited.  This applies even if you would use your own money or would make the payment for the company’s benefit.

Foreign Corrupt Practices Act (U.S.) and Corruption of Foreign Public Officials Act (Canada)

If you are working on international projects, you must comply with the Corruption of Foreign Officials Act (Canada) (CFPOA) and the U.S. Foreign Corrupt Practices Act (FCPA).  The CFPOA prohibits the bribery of a foreign public official to obtain or retain an advantage as a course of business whether conducted in Canada or elsewhere.  The Act prohibits laundering and makes it an offense for any person to possess any property or proceeds knowing that it was obtained or derived as a result of bribery or laundering.  The FCPA makes it illegal to bribe any foreign government official (including political candidates).  A bribe can be a gift or promise of anything of value.  The acts contains complex requirements and exceptions.  If you are involved in international matters for the company, you should discuss the details of these acts with the General Counsel.

Gifts and  Entertainment

Business relationships should be built on trust, quality and competitive prices and services – not on inducements such as excessive gifts.  However, part of good business dealings and relationships sometimes include occasional recreational activities – such as fishing, hunting, or golf – and the providing of lodging, travel and meals.  You may participate in these activities if

•

You obtain prior approval from an officer of the company and

•

Participation will not result in any specific or implicit obligation (monetary or otherwise) on the part of you or the company.

An officer should not give approval unless the business purpose is considered normal and prudent within the industry and would not prove embarrassing if publicly known.

Elected officials, other governmental officials, regulatory agency employees, CCRA employees, and outside accountants are subject to special rules on receiving gifts, entertainment, and travel that may be stricter than the rules applicable to business associates.

Business Conduct

Otherwise, you may give or receive personal gifts and entertainment that are of nominal value, considered ethical and not viewed as a bribe, kickback or other unlawful payment.

Conflicts of Interest

It is company policy to deal fairly and honestly in all relationships with its employees.  The company expects you to reciprocate in your dealings with us.  This professionalism also applies to your relations with the company’s management, other employees, customers, suppliers, competitors, governmental agencies, or anyone who has business dealings with our company.

The company has established specific policies regarding your relations with co-workers and outside companies and individuals.  Any act or condition that does not conform to these policies is considered to be in conflict with the company’s interest.

Although it is not possible to anticipate every possible situation, below is a list of some possible conflicts of interest to avoid.  The company recognizes that there may be borderline cases where you may be uncertain whether your actions might result in a policy violation.  In these cases, you should contact one of the company officers listed under “Compliance” before proceeding with a transaction or relationship.

To avoid potential conflicts of interest, you are prohibited from the following:

•

Serving as an officer, director, or in a management capacity for another company or organization directly or indirectly related to the company’s industry unless you have specific authorization from the President of the company

•

Disclosing or using confidential data or information about the company or other parties for personal advantage or for reasons contrary to the best interest of the company (For example, you may not buy stock in a company that is involved in a transaction with the company by using information not generally known to the public.)

•

Having outside employment without the approval of your supervisor.

•

Obtaining a significant financial or other beneficial interest in one of the company’s suppliers, customers, or competitors without first notifying the company and obtaining written approval from the President of the company.

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Engaging in a significant personal business transaction involving the company for profit or gain, unless you first get written approval from the President of the company.

Accepting money, gifts (other than gifts of nominal value), excessive hospitality, loans, or other special treatment from any supplier, customer, or competitor of the company. (Loans from lending institutions at prevailing interest rates are not prohibited under this policy.)

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Participate in any sale, loan, or gift of company property without written approval from the President of the company.

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Disclosing to a third party or investing in a business opportunity you learned of through your work with the company without first offering it to the company.

You, your immediate family, and those with whom you have a personal relationship (as defined under “Employment of Relatives and Close Relationships”) are prohibited from the following:

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Having an interest in any business organization that deals with the company where there is an opportunity to give or receive preferential treatment.  This does not include holding stocks in widely-held corporations that are quoted and sold on the open marker.  You are permitted to invest in companies outside the lines of business that the company or any of its subsidiaries engage in, provided it is not a supplier of materials or services to, or a purchaser from, the company or any of its subsidiaries.

Business Conduct

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Selling or leasing any kind of property, services, facilities, or equipment to the company or to any company, firm, or individual who is seeking to become a contractor, supplier, or customer, unless you first get written approval from the president of the company.  A mileage allowance for the use of your own vehicle on company-assigned duties is not prohibited under this provision.

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Contracting with, using, leasing, or purchasing any kind of property, facilities, equipment, or services from any company, firm, or individual who is or is seeking to become a contractor, supplier, or customer, unless you first get approval from the President of the company.

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Accepting gifts, payments, unduly extravagant entertainment, services, or loans in any form from anyone soliciting business, or who already may have established business relations with the company.  This is especially true if it gives or appears to give the appearance of influencing your business judgment.  You may accept gifts of nominal value and entertainment, meals and social invitations that are customary and proper under the circumstances and do not place the recipient under obligation.  If you are uncertain whether accepting any such gifts, entertainment, payments or other benefits would violate this policy, please consult with the President or General Counsel of the company before accepting them.

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Purchasing leasehold or mineral interests in any geological area that the company is or may become involved in.

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Purchasing any assets, rights, or interests in businesses that directly or indirectly compete with the business of the company, unless approved by the President.  An investment as a limited partner in a public partnership or royalty trust or the purchase of securities in a public corporation is allowed.

Insider Trading

The company’s policy on insider trading is in part a personal warning for your benefit.  Insider trading is a matter for which the company itself may not be accountable, but which could lead to very serious legal consequences for you.  Because the rules on insider trading are complex, and the company has determined that the rules should also include trading in common shares of JED Oil Inc. and trust units of Enterra Energy Trust, the company has approved the separate Joint Trading Policy.

Violations of the Joint Trading Policy may lead to disciplinary actions, including termination of employment.

Information and Inventions

All inventions, technical data, software programs, models and templates, business concepts and other information that you or any other employee develop are the exclusive property of the company if the information or inventions pertain to company business or are within the scope of your duties.

Business Conduct

Business Records

Reliable records are critical to any business.  Every transaction with outside parties must be entered in appropriate books promptly, accurately and in accordance with company procedures and generally accepted accounting practices.  No unrecorded cash funds or other assets will be established for any purpose.

You may not destroy business records, except in accordance with the company’s record retention policy.

Business records may not be removed from the company’s premises without approval of your supervisor or manager unless their removal is specifically a part of your job duties.

Trade Secrets

You are prohibited from the unauthorized copying, taking, transmitting, receiving or possessing of trade secrets of the company, a previous employer, or any other party—or from attempting or agreeing to do any of these things.  Federal law in the U.S. imposes harsh criminal penalties for these violations and defines “trade secret” in very broad terms.  It can include financial, business, scientific, technical, economic and engineering information in virtually any form.  From a Canadian perspective, the U.S. law is relevant as it applies to corporations which commit offenses outside the U.S. or take action in furtherance of offenses committed in the U.S.

Violations can lead to serious legal consequences for you and the company.  You should not attempt to make—or even influence—any decisions by or for the company on the basis of trade secrets of another party unless the company has the legal authority to use that trade secret for that purpose.

Acknowledgment

I have received and read this Code of Business Conduct.  I understand its contents and agree to abide by it.  I acknowledge that the Code is a statement of legal and ethical principles for individual and business conduct.  I understand that it is binding on me as part of the conditions of my employment or continued employment and I consent to its terms.   I understand that my failure to comply with the Code or any other company policy may result in disciplinary action, up to and including the immediate termination of my employment.

I further understand my responsibility to report violations or potential violations of this Code or of any laws and that I should report any to the President or General Counsel of JMG Exploration, Inc. or any director.

Confidentiality of Information

I am aware that confidential information may be made available to me during the course of my employment — for example, operations, trade secrets, financial information, concepts, and other related information.  I understand that this information is proprietary and critical to the success of the company.  While employed, as well as after my termination of employment, whether voluntary or involuntary, I agree not to utilize or exploit this information with or disclose it to any individual or company unless required to do so by law.

Antiharassment and Nondiscrimination

I have read and I understand the Antiharassment and Nondiscrimination policies described in this Code of Business

Conduct, and I agree to follow the procedures for reporting incidents of harassment, discrimination, violence, and other unfair treatment.

I understand that if I have a problem with a manager or supervisor, I should file a complaint with the President or General Counsel.  Reporting a problem will not result in mistreatment or retaliation by anyone, including the manager or supervisor in question.

Signature:

Printed Name:

Date:

Please return this form to:

Marcia L. Johnston

General Counsel

JMG Exploration, Inc.

200, 500 – 4th Avenue S.W.

Calgary, Alberta T2P 2V6

Disclosure Statement

Information previously reported on this form does not need to be reported again this year unless you have a significant change in the nature or status of what was reported.

You are required to report on this form any information about:

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Any interest in any oil and gas related property (other than through stock in a publicly traded company) that you or a family member might have

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Any position as a director, officer, employee, consultant, trustee, or advisor for any other company or business entity that you hold

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Any other situation that you are involved in that may be covered by the “Conflicts of Interest” policy in the Code.

You may attach additional pages if necessary and return this form to:

Marcia L. Johnston

General Counsel

JMG Exploration, Inc.

200, 500 – 4th Avenue S.W.

Calgary, Alberta T2P 2V6

If you have any questions about this form, you may contact Marcia Johnston at (403) 444-4413 or mjohnston@jedoil.com.